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Exhibit 99.2

PRICE LEGACY CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

For the year ended December 31, 2000 and the nine months ended September 30, 2001

(dollars in thousands, except share and per share information)

The following unaudited Pro Forma Condensed Consolidated Statements of Income have been presented as if the acquisitions had occurred on January 1, 2000. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q, as amended, for the year ended December 31, 2000 and the period ended September 30, 2001, respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for the Properties Acquired by Price Legacy Corporation included elsewhere herein or incorporated by reference. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of the actual results of operations of the Company that would have occurred had this transaction been completed as of January 1, 2000, do not include other transactions occuring after the periods presented, nor do they purport to represent the results of operations of the Company for future periods.

	For the Year Ended December 31, 2000			For the Nine Months Ended September 30, 2001
	Historical	Pro Forma Adjustments	Company Pro Forma	Historical	Pro Forma Adjustments	Company Pro Forma
Rental Revenue:	$70,771	$27,798	$98,569	$56,849	$20,183	$77,032
Direct operating expenses:	(28,924)	(7,109)	(36,033)	(23,546)	(6,202)	(29,748)
Depreciation and amortization:	9,558	3,482	13,040	7,130	2,612	9,742
Interest expense (A):	(10,931)	(16,795)	(27,726)	(10,942)	(12,241)	(23,183)
Other:	3,212	—	3,212	5,785	—	5,785
Gain on sale of real estate:	164	—	164	1,321	—	1,321

Net income:	43,850	7,376	51,226	36,597	4,352	40,949
Dividends to preferred stockholders:	(33,360)	—	(33,360)	(25,505)	—	(25,505)

Net income applicable to common stockholders:	$10,490	$7,376	$17,866	$11,092	$4,352	$15,444

Net income per common share:
Basic	$0.07	$1.34	$0.77	$1.07

Diluted	$0.07	$1.34	$0.77	$1.07

    A — Reflects $161,600 of existing mortgage debt assumed at an average interest rate of 8.34% and $47,400 of cash borrowed from the Company's line of credit at an average interest rate of 7.5% in 2000 and 6% in 2001, respectively.

PRICE LEGACY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—UNAUDITED

As of September 30, 2001
(dollars in thousands)

    The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the property acquisitions by the Company had occurred on September 30, 2001. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of the actual financial position of the Company that would have occurred had this transaction been completed as of September 30, 2001, does not include other transactions occurring after September 30, 2001, nor does it purport to present the future financial position of the Company.

	As of September 30, 2001
	Historical	Pro Forma Adjustments	Company Pro Forma
ASSETS:
Real estate assets	$827,530	$208,992	$1,036,522
Other Assets	154,439	—	154,439

Total Assets	981,969	208,992	1,190,961

LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgages and notes payable	265,961	208,992	474,953
Accounts payable and other liabilities	24,028	—	24,028

Total Liabilities	289,989	208,992	498,981
Minority interest	595	—	595
Stockholders' equity	691,385	—	691,385

Total liabilities and stockholders' equity	$981,969	$208,992	$1,190,961

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  Exhibit 99.2
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME–UNAUDITED
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—UNAUDITED